UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2010

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 16, 2010, the rights issued pursuant to the Rights Agreement, dated as of May 10, 2000 (the "Rights Agreement"), as amended, by and between Brush Engineered Materials Inc. (the "Company") and Wells Fargo Bank, N.A., as rights agent, will expire pursuant to the terms of the Rights Agreement. It is the present intention of the Board of Directors to allow the rights to terminate without adopting a new shareholder rights plan. The Board of Directors, however, reserves the right in its sole discretion to take any actions in the future that it determines in the exercise of its fiduciary duties to be advisable, which could include the adoption of a new shareholder rights plan with such terms that the Board of Directors deems to be appropriate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

May 17, 2010	By:	/s/ Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary